Exhibit 5.1

                           Law Offices
                          McAfee & Taft
                   A Professional Corporation
                10th Floor, Two Leadership Square
                       211 North Robinson
               Oklahoma City, Oklahoma 73102-7103
                         (405) 235-9621
                       Fax (405) 235-0439
                    http://www.mcafeetaft.com


                        December 15, 2000


Devon Energy Corporation
20 North Broadway, Suite 1500
Oklahoma City, Oklahoma  73102-8260

Ladies and Gentlemen:

          Reference is made to your Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on November 16, 2000 relating to the proposed issuance and sale from time to time of up to $447,261,200 aggregate initial offering price of (a) shares of common stock, par value $0.10 per share (the "Common Stock") of Devon Energy Corporation, a Delaware corporation (the "Company"), (b) shares of preferred stock, par value $1.00 per share of the Company (the "Preferred Stock"), (c) the Company's debt securities (the "Debt Securities"), (d) the Company's stock purchase contracts (the "Stock Purchase Contracts"), (e) the Company's stock purchase units (the "Stock Purchase Units"), consisting of stock purchase contracts and other securities, (f) preferred securities (the "Trust Preferred Securities") of Devon Financing Trust II (the "Trust"), and (g) the Company's guarantee with respect to the Trust Preferred Securities (each, a "guarantee" and collectively, the "Guarantees"). The Common Stock, the Preferred Stock, the Debt Securities, the Stock Purchase Contracts, the Stock Purchase Units, the Trust Preferred Securities and the Guarantees may hereinafter be referred to as the "Securities." The Debt Securities will be issued pursuant to an indenture to be entered into between the Company and the Bank of New York, in the form filed as an exhibit to the Registration Statement, as such indenture may be supplemented (the "Indenture"). Each Stock Purchase Contract will be issued pursuant to an agreement (the "Purchase Agreement"). Each Guarantee will be issued pursuant to a guarantee agreement to be entered into between the Company and the Bank of New York, as guarantee trustee thereunder in the form filed as an exhibit to the Registration Statement, as supplemented (each, a "Guarantee Agreement" and, collectively, the "Guarantee Agreements").

          We have examined the corporate records of the Company, have attended meetings of the Company's board of directors and have made such other investigations as we have deemed appropriate in order to express the opinions set forth herein. We have reviewed the formation documents of the Trust. We have also examined a copy of the Registration Statement and originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and matters of law as we have deemed necessary for purposes of rendering opinions hereinafter expressed.

          In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

          In connection with this opinion, we have assumed (a) the Registration Statement, and any amendments thereto (including pre- and post-effective amendments), will become effective under the Securities Act; (b) a prospectus supplement will be filed with the Commission describing the Securities offered thereby;
(c) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (d) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (e) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; (f) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company's Certificate of Incorporation at the time and not otherwise reserved for issuance, and the consideration received will be at least equal to the par value thereof; and (g) each of the agreements in question to which the Company or the Trust is a party is enforceable against the other parties thereto.

          Based on such examination and review and subject to the qualifications set forth herein, we are of the opinion that:

          1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware.

          2.   The shares of Common Stock will be duly
authorized, validly issued, fully paid and non-assessable, when
(a) the Board of Directors of the Company or, to the extent permitted by the General Corporation Law of the State of Delaware and Certificate of Incorporation and Bylaws (the "charter documents") of the Company, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Board") has taken all necessary corporate action to approve the issuance thereof and the final financial and other terms of the offering of shares of Common Stock and related matters, and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations are made in the share register of the Company, either
(i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board in exchange for payment of the consideration therefor provided for therein, or (ii) upon conversion, exchange, redemption or exercise of any other security, in accordance with the terms of such security or the instrument governing such security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board.

          3. The shares of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable, when
(a) the Board has taken all necessary corporate action to approve and establish the final financial and other terms of the shares of Preferred Stock, to approve the issuance thereof and the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation relating to such Preferred Stock (a "Certificate of Designation"), and such Certificate of Designation has been filed with the Secretary of State of the State of Delaware, and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations are made in the share register of the Company, either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board in exchange for payment of the consideration therefor provided for therein, or (ii) upon conversion, exchange, redemption or exercise of any other security, in accordance with the terms of such security or the instrument governing such security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board.

          4. The Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, when (a) the Indenture relating to such Securities and a supplement establishing the specific terms of such securities have been duly authorized and validly executed and delivered by each of the parties thereto,
(b) the Board has taken all necessary corporate action to approve and establish the terms of such series and to authorize and approve the issuance thereof, the terms of the offering thereof and related matters, and (c) the Debt Securities of such series have been executed, authenticated, issued and delivered in accordance with the Indenture, any applicable supplemental indenture relating to such series and the applicable definitive purchase, underwriting or similar agreement approved by the Board, in exchange for payment of the consideration therefor provided for therein.

          5. The Stock Purchase Contracts will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, when (a) each Purchase Agreement has been duly authorized and validly executed and delivered by each of the parties thereto, (b) the Board has taken all necessary corporate action to approve and establish the terms of such Stock Purchase Contracts and to authorize and approve the issuance thereof, the terms of the offering thereof and related matters, and (c) the Stock Purchase Contracts have been duly executed and delivered in accordance with the Purchase Agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board in exchange for payment of the consideration therefor provided for therein.

          6. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware
Business Trust Act.

          7. With respect to the Trust Preferred Securities, when (a) an Amended and Restated Declaration of Trust between the Company and the trustees named therein, in the form filed as an exhibit to the Registration Statement, and any amendment or supplement specifying the final financial and other terms of the Trust Preferred Securities (the "Trust Agreement") have been duly authorized and validly executed and delivered by each of the parties thereto, (b) the trustees and the Board have taken all necessary action to authorize and approve the issuance of the Trust Preferred Securities, (c) certificates representing the Trust Preferred Securities have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company and the trustees in exchange for payment of the consideration therefor, and (d) the Trust Preferred Securities are issued in accordance with the Trust Agreement, the Trust Preferred Securities will represent valid and, subject to the qualifications set forth in paragraph 8 below, fully paid and non-assessable beneficial interests in the assets of the trust.

          8. Holders of the Trust Preferred Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware, and will not be required to make any additional payments or take any other action except as otherwise described in the Registration Statement, the prospectus and any prospectus supplement.

          9. With respect to each Guarantee Agreement, when (a) such Guarantee Agreement in the form filed as an exhibit to the Registration Statement, and any amendments or supplements specifying the final terms thereof, have been duly authorized, validly executed and delivered by each of the parties thereto, and (b) the Board has taken all necessary corporate action to approve the Guarantee and issuance thereof and related matters, such Guarantee Agreement will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          Our opinions expressed above are subject to the qualifications that we express no opinions as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditor's rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and (iii) public policy considerations which may limit the rights of parties to obtain certain remedies.

          We are members of the Bar of the State of Oklahoma and the foregoing opinion is limited to the laws of the State of Oklahoma, the federal laws of the United States of America, the General Corporation Law of the State of Delaware and the Delaware Business Trust Act.

          We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. We also consent to the reference to our name under the caption "Legal Matters" in the prospectus contained in the Registration Statement. In giving this consent, we do not hereby admit that we are the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                              Very truly yours,

                              /s/ McAfee & Taft A Professional Corporation
                              McAfee & Taft A Professional Corporation